Exhibit 10.13

LEASE AGREEMENT

This Lease made and entered on October 27, 2005, by and between, A. C. Fernald Sons, Inc., a Maine corporation (hereinafter referred to as "Landlord") and Bar Harbor Bank & Trust, a Maine banking corporation (hereinafter referred to as "Tenant").

ARTICLE I

Premises

Landlord hereby leases, demises and lets unto Tenant and Tenant hereby leases, takes and hires from Landlord, for the term and upon and subject to the terms and conditions set forth in this Lease Agreement (hereinafter the "Lease"), the land and buildings located on the westerly side of Route 102, Somesville, Mount Desert, Hancock County, Maine, being more specifically described in Schedule A hereto and made a part hereof (hereinafter the "premises" or the "leased premises").

ARTICLE II

Initial Term; Renewal Terms

Section 2.01. Initial Term. The initial term of this Lease shall be for five and one-half (5 1/2) years, beginning on January 1, 2006, and ending on June 30, 2011 (the "Initial Term"). A "Lease Year" shall be a consecutive twelve (12) month period commencing on January 1 each year during the Initial Term, and, for any Renewal Term, on July 1 of each year.

Section 2.02. Renewal Terms. In addition to the Initial Term, (a) unless Tenant shall provide a Notice of Non-Renewal as set forth in Section 2.03, the term of this Lease shall automatically and without further action or notice be extended for an additional five (5) year term commencing on July 1, 2011 and ending on June 30, 2016 (the "First Renewal Term"), and, (b) unless Landlord or Tenant, as the case may be, shall provide a Notice of Non-Renewal as set forth in Section 2.03, the term of this Lease shall automatically and without further action or notice be extended for a further additional ten (10) year term commencing on July 1, 2016, and ending on June 30, 2026 (the "Second Renewal Term").

Section 2.03. Notice of Non-Renewal. The following provisions shall govern the renewal rights of Landlord and Tenant under this Lease.

(a) First Renewal Term. Tenant shall have the right to end the term of this Lease by giving to Landlord a written notice (a "Tenant Termination Notice") not later than July 1, 2010, stating that it has elected not to exercise its right to renew for the First Renewal Term. If Landlord has not received a Tenant Termination Notice by such date, Landlord shall give Tenant a written notice stating that it has not received a Tenant Termination Notice and Tenant shall then have ten (10) days following such notice from Landlord to elect not to renew by giving a Tenant Termination Notice within such ten (10) day period. If Tenant does not elect to terminate the First Renewal Term, then the term of this Lease will be automatically renewed for the First Renewal Term and shall end on June 30, 2016.

(b) Landlord’s Right of Termination. If this Lease has been renewed and is still in effect through the First Renewal Term, then Landlord shall have the right to elect to end the term of this Lease by giving to Lessee a written notice ("Landlord’s Termination Notice") not later than July 1, 2015 stating that Landlord has elected to terminate the Lease as of June 30, 2016, and Tenant shall thereupon have no right to extend the term of this Lease for the Second Renewal Term.

(c) Second Renewal Term. If Landlord has not given Landlord’s Termination Notice by July 1, 2015, then Lessee shall have the right to end the term of this Lease by giving to Landlord a written notice ("Tenant’s Termination Notice") not later than January 1, 2016, stating that Lessee has elected to terminate the Lease effective as of June 30, 2016. Upon the giving of Tenant’s Termination Notice there shall be no rights by either Tenant or Landlord with respect to the Second Renewal Term. If neither Landlord nor Tenant has given a Termination Notice as set forth in this Article, then the term of this Lease shall continue through the Second Renewal Term.

ARTICLE III

Rent

Section 3.01. Initial Term and Renewal Term Base Rent. During each Lease Year during the Initial Term or any Renewal Term of this Lease, Tenant shall promptly pay Landlord, without any offset, abatement, deductions or setoff whatsoever, and without previous demand therefor, at the address set forth in this Lease in regard to notices or at such other place as Landlord may direct by notice in writing to Tenant from time to time, the annual Base Rent, as determined hereinafter.

(a) Initial Term. During the first Lease Year of this Lease, the Base Rent shall be Sixty Thousand Dollars ($60,000.00) per Lease Year, pro-rated for any partial Lease Year. During each subsequent Lease Year during the Initial Term, the Base Rent shall be increased based upon the following formula: Base Rent will be adjusted annually as of January 1st during each Lease Year of the Initial Term, by the same percentage as the percentage increase in the Consumer Price Index for all Urban Consumers Northeast Region, Class B (CPI-U, Northeast B) (all items 1982-1984=100), as the same increased for the previous year, provided that said increase in Base Rent shall not be greater than five percent (5%) in any one Lease Year notwithstanding the percentage increase in the CPI-U.

(b) First Renewal Term. During the first Lease Year of the First Renewal Term, the Base Rent shall be Seventy Eight Thousand Dollars ($78,000.00) per Lease Year. During each subsequent Lease Year during the First Renewal Term, the Base Rent shall be increased based upon the following formula: Base Rent will be adjusted annually as of July 1st during each Lease Year of the First Renewal Term, by the same percentage as the percentage increase in the Consumer Price Index for all Urban Consumers Northeast Region, Class B (CPI-U, Northeast B) (all items 1982-1984=100), as the same increased for the immediately preceding Lease Year, provided that said increase in Base Rent shall not be greater than five percent (5%) in any one Lease Year notwithstanding the percentage increase in the CPI-U.

(c) Second Renewal Term. During each Lease Year during the Second Renewal Term, the Base Rent (in this case, the annual Base Rent as calculated to be in effect for the last year of the First Renewal Term) shall be increased based upon the following formula: Base Rent will be adjusted annually as of July 1st during each Lease Year of the Second Renewal Term, by the same percentage as the percentage increase in the Consumer Price Index for all Urban Consumers Northeast Region, Class B (CPI-U, Northeast B) (all items 1982-1984=100), as the same increased for the immediately preceding Lease Year, provided that said increase in Base Rent shall not be greater than five percent (5%) in any one Lease Year notwithstanding the percentage increase in the CPI-U.

Notwithstanding the foregoing formula for increasing the Base Rent, the Base Rent shall not decrease in any Lease Year, and if there is a decrease in such Consumer Price Index during a Lease Year, then the Base Rent shall remain at the same rate as the immediately prior Lease Year. During each Lease Year, when making the monthly installment of Base Rent for January 1st, during the Initial Term, or July 1st, during a Renewal Term, Tenant shall provide to Landlord a statement indicating the calculation of the increase in the Base Rent for such Lease Year. Acceptance of such payment by Landlord shall not constitute agreement with the calculation provided by Tenant, but Landlord shall notify Tenant if it disagrees with such calculation within a reasonable time. The Base Rent, as calculated above, shall be payable in advance in equal monthly installments on the first day of each and every calendar month during the Initial Term and any Renewal Term.

Section 3.02. Additional Rent. In addition to the Base Rent specified above, Tenant shall pay as "Additional Rent" throughout the Initial Term of this Lease and any Renewal Term, at the times and in the manner set forth in Section 3.05 of this Article, without any offset, abatement, deduction or set off, the following amounts: (i) all Real Estate Taxes, as hereinafter defined; (ii) all Operating Expenses, as hereinafter defined; and (iii) all other costs, charges and expenses associated with the premises or otherwise required under this Lease. In the event of nonpayment of any such amount, Landlord shall have all the rights and remedies with respect thereto as provided for in Article 7 of this Lease.

Section 3.03. Real Estate Taxes. For the purpose of this Lease, Real Estate Taxes shall be deemed to be the aggregate amount of taxes and assessments levied, assessed or imposed upon the premises, including, without limitation, water and sewer rents, rates and charges, vault taxes and other governmental charges, general, special, ordinary and extraordinary, and including any tax which shall be in substitution of or in addition to taxes now levied, assessed or imposed on the premises. Tenant shall also pay all taxes upon all equipment and other personal property located on the leased premises. Tenant shall pay all Real Estate Taxes and other taxes directly to the taxing authority when due and prior to any penalty or interest accruing thereon, and Tenant shall provide Landlord evidence of such payment upon request.

Section 3.04. Operating Expenses. Operating Expenses shall include those costs and expenses incurred by Tenant in respect to the operation, repair, management and maintenance of and the provision of services to the premises, including, but not limited to, all costs and expenses of: administration, operation, maintenance, repair and replacement, whether capital or otherwise; lighting, heating, ventilating, painting, cleaning, janitorial services, and window cleaning; all insurances required herein; snow, ice, garbage and debris removal; security, wages, payroll taxes, workmen's compensation, cleaning, fringe benefits, professional fees and reasonable management fees of all persons engaged by the Tenant in the maintenance, operations, service or management of the premises; utility fees and costs including all costs of electricity, steam, heat, ventilation, air-conditioning and water together with any utility taxes; all building and cleaning supplies; telephone and other communications costs; maintaining, operating and repairing all machinery and equipment in or serving the premises including heating and air-conditioning equipment, security equipment and elevators; repairs, replacements and improvements deemed appropriate by Tenant for the continued operation of the building and costs of service and supply contracts entered into by Tenant relating to operations, repair, maintenance and management of the premises.

Section 3.05. Time and Manner of Payment. Tenant shall contract and pay directly all persons providing the services for Operating Expenses during the term of this Lease, all such payments to made when due and prior to the right of any vendor or supplier filing any lien or claim of reimbursement that would affect Landlord’s interest in the premises. If any such charge shall be contested or disputed, the charges which shall be resolved or not in dispute shall be paid within ten (10) days after resolution. Tenant shall provide Landlord with a statement of the actual Additional Rent, including Operating Expenses, for each Lease Year hereunder with 60 days following the end of each Lease Year.

ARTICLE IV

Landlord's Obligations

Section 4.01. Quiet Enjoyment. Landlord warrants that, so long as Tenant faithfully performs all agreements and obligations on its part to be performed under this Lease, Tenant shall peaceably and quietly have, hold, and enjoy the premises for the term set forth herein without molestation or disturbance by and from Landlord and free from any and all encumbrances, except that such tenancy shall be subject to applicable provisions of law and governmental authorities and to Landlord's rights hereunder.

Section 4.02 Hazardous Substances. Landlord warrants that no Hazardous Materials, as hereafter defined, have been deposited, discharged, placed or disposed of at the premises by Landlord and that the premises are, to the best of Landlord’s knowledge and belief, free from Hazardous Materials. Landlord shall, to the extent arising from breach of the foregoing warranty, (a) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials from the premises, in accordance with all applicable federal, state and local laws, regulations, rules, ordinances and policies and in accordance with the orders and directives of all federal, state and local governmental authorities, and (b) defend, indemnify and hold harmless Tenant, its employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limit, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any related to (i) the discovery, presence, disposal, release, or threatened release, of any Hazardous Materials presently existing within, under, upon, or from the premises, or (ii) any personal injury (including wrongful death) or property damage (real or personal), any lawsuit brought or threatened, settlement reached, or government order and/or any violations of laws, orders, regulations, requirements, or demands of government authorities, now in effect or in effect at any time in the future, which are based upon or in any way related to any Hazardous Materials presently existing on the premises.

ARTICLE V

Tenant's Obligations

Section 5.01. Payment of Rent. Tenant shall pay each and every installment of Base Rent, Additional Rent and other amounts due hereunder promptly when due, and without demand by Landlord and without any withholding or offset whatsoever.

Section 5.02. Use and Occupancy. Tenant shall use and occupy the premises solely for offices and retail banking service purposes and for no other purposes whatsoever. Tenant shall comply, at its expense, with all governmental laws, rules, regulations and ordinances and all of Tenant’s insurance policies applicable to the Leased Premises.

Section 5.03. Assignment and Sublease. Tenant shall not assign, encumber or otherwise transfer this Lease or any interest therein, nor make any sublease of the premises or any portion thereof, provided however nothing herein shall prohibit the Tenant from assigning this Lease to a corporate successor of Tenant by way of merger or purchase. In the event of a sublease, Tenant shall remain liable to Landlord for all obligations under this Lease and Landlord's collection of rent from such assignee or subtenant shall not be deemed a waiver of the covenants contained herein or a release of Tenant. Landlord recognizes that Tenant may enter into a sublease of the premises with Union Trust Company, which is a present tenant in the premises, for a period of up to one (1) year, and Tenant agrees to provide to Landlord a copy of any proposed sublease, and Landlord agrees not to unreasonably withhold, delay or condition its consent to such sublease.

Section 5.04. Maintenance and Repairs. Tenant shall maintain the premises in as good order, repair, and condition as the premises existed at the commencement of this Lease, reasonable wear and tear excepted. Tenant shall be solely responsible for all repairs and replacements to the premises during the lease term, whether the same are capital or otherwise.

Section 5.05. Alterations. Tenant shall not make any alterations, installations, repairs, improvements, replacements or additions in, to or about any part of the premises, or remodel all or any part of the premises, without the prior written consent of Landlord and Landlord's mortgagees, and the prior written approval by them of the plans and specifications therefor. Tenant shall remove at its own expense any alterations, additions, and the like installed in violation of this provision. In the event of failure of Tenant to so remove, Landlord shall have the right to enter and remove such alterations, additions and the like, and charge the reasonable cost thereof to Tenant. Unless agreed to otherwise in advance by the parties, all additions, repairs, replacements, alterations and improvements to the premises made by Tenant, including all materials used and incorporated therein, shall become the property of Landlord upon the expiration or termination of this Lease.

Section 5.06. Signage. Tenant shall not install advertisements of any kind including, but not limited to, signs, awnings and signals, to any part of the leased premises including the inside or outside of the windows or doors unless and until the style, size, color, construction, and location of such advertisements have been approved in writing by Landlord. Landlord shall respond to Tenant’s request hereunder within thirty (30) days or the request shall be deemed approved. Tenant agrees that upon expiration or termination of this Lease Agreement, Tenant will remove such advertisements and restore the affected portion of the leased premises to its original condition prior to the installation of such advertisements.

Section 5.07. Waste and Nuisances. Tenant shall not injure or deface the premises. Tenant shall not permit the use of the premises for any purposes other than provided herein and shall not permit any use of the premises which is improper, offensive, or contrary to law or ordinance. Tenant shall not permit on the premises any hazardous or inflammable substances, fluids, or chemicals, except for those routinely used in the banking services industry. Tenant shall permit no objectionable noise, odors or other nuisance, provided that Landlord acknowledges Tenant will be operating a bank facility with drive up window services. Tenant shall not permit or maintain any conditions which might cause an adverse effect on any insurance coverage affecting the premises.

Section 5.08. Risk of Loss. Tenant shall hold the property owned by Tenant or in the Tenant's custody situated on the premises at Tenant's own risk.

Section 5.09. Casualty Insurance. Tenant shall insure Tenant and Landlord and Landlord's mortgagees, if any, as their interests may appear, against loss or damage to the improvements to the premises under standard Maine insurance policies against fire and standard extended coverage risks in such amounts and with such companies as Landlord and its mortgagees shall reasonably require, but in no event for less than the full insurable value of the premises. Tenant shall provide evidence of such insurance coverage naming Landlord and Landlord's mortgagee, as loss payee, and providing for thirty (30) days prior notice of cancellation or expiration.

Section 5.10. Liability Insurance. Tenant shall insure Tenant and Landlord and Landlord's mortgagees as their interests may appear with general public liability insurance coverage on the premises for no less than One Million Dollars for injury or death in any single accident. Tenant shall provide evidence of such insurance coverage on request. In no event shall the limits of such policies be considered to limit Tenant's liability under this Lease.

Section 5.11. Indemnity. Tenant shall hold harmless, defend and indemnify Landlord from any injury, death, loss, claim, or damage to any person or property while on or about the premises and from any injury, loss, claim, or damage to any persons or property anywhere occasioned by any act, neglect, omission, or default of Tenant or its employees, agents, visitors, invitees or contractors.

Section 5.12. Waiver of Subrogation. Landlord and Tenant each hereby release the other from any and all liability or responsibility to the other or to anyone claiming through or under them by way of subrogation or otherwise for any loss or damage caused by fire or any of the extended coverage or supplementary contract casualties, provided, however, that this release shall be applicable and in effect only with respect to loss or damage occurring during any time as any applicable party's insurance policies shall contain a clause or endorsement to the effect that such release shall not adversely affect or impair said policies or prejudice the rights of the insured thereunder and provided further that this release shall apply only to the extent that insurance proceeds are actually received or collected under the insurance policy of the party sustaining the loss. Each party agrees that its policies will include such a clause or endorsement if obtainable without extra cost or if extra cost is charged, then as long as the other party pays such extra costs after notice thereof.

Section 5.13. Liens and Encumbrances. Tenant shall not suffer or permit any lien or encumbrance of any nature or description to be placed against the premises or any portion thereof. Tenant shall have no authority to permit any lien or encumbrance to attach to or be placed upon Landlord's title or interest to the premises, building, or any portion thereof.

Section 5.14. Landlord Entry for Inspection and Show. Tenant shall permit Landlord or its agents to enter upon the premises at reasonable times to inspect the premises. Tenant shall permit Landlord to show the premises at reasonable times to prospective mortgagees throughout the term of this Lease. Due to Tenant’s business as a financial institution, Tenant shall be the sole holder of keys to the premises (but Tenant shall at all times provide Landlord with the name and contact information of employees or agents of Tenant who can provide access to the premises at any time). The interpretation of "reasonable times" shall take into account Tenant’s type of business and shall not include business hours. Tenant shall accompany Landlord during said inspections and at any other times Landlord shall be allowed access to the premises hereunder.

Section 5.19. Surrender. At the expiration or termination of this Lease, Tenant shall peaceably surrender the premises and all additions, alterations, and improvements to Landlord, broom clean and in good order, repair, and condition. At the expiration or termination of this Lease, Tenant shall further remove all goods and effects not attached to the premises, repair all damage caused by such removal and leave the premises in clean and tenantable condition.

Section 5.20. Environmental. Tenant represents, warrants and agrees that its use, maintenance and operation of the premises and the conduct of the business related thereto, shall at all times be in compliance with all applicable federal, state, county or local laws, regulations and ordinances of any governmental authorities relating to Hazardous Materials, as hereinafter defined, and that Tenant, its agents, employees, customers, suppliers and invitees will not cause any Hazardous Materials to be deposited, discharged, placed or disposed of at the premises and that the premises will remain free from Hazardous Materials.

Tenant shall, to the extent arising from breach of the foregoing warranty, (a) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials from the premises, in accordance with all applicable federal, state and local laws, regulations, rules, ordinances and policies and in accordance with the orders and directives of all federal, state and local governmental authorities, and (b) defend, indemnify and hold harmless Landlord, its employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limit, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any related to (i) the discovery, presence, disposal, release, or threatened release, of any Hazardous Materials hereafter placed within, under, upon, from, or into the premises, or (ii) any personal injury (including wrongful death) or property damage (real or personal), any lawsuit brought or threatened, settlement reached, or government order and/or any violations of laws, orders, regulations, requirements, or demands of government authorities, now in effect or in effect at any time in the future, which are based upon or in any way related to any Hazardous Materials hereafter placed on the premises.

As used herein, "Hazardous Materials" shall mean any flammable explosives, radioactive materials, hazardous materials, hazardous waste, hazardous or toxic substances or matter, oil or other petroleum products, underground petroleum storage tanks, asbestos, chemical pollutants or related materials, including as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.  Section 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901, et seq.), applicable Maine Statutes (including 38 M.R.S.A. Section 561, et seq.; 39 M.R.S.A. Section 1361, et seq.; 38 M.R.S.A. Section 1301, et seq.; and 38 M.R.S.A. Section 1317, et seq.), or any similar federal, state or local law in effect from time to time, or in the regulations adopted and publications promulgated pursuant thereto or any other substances or materials constituting a hazard, peril or threat to the health of persons, animals or plant life.

ARTICLE VI

Landlord Default

Section 6.01. Notice and Opportunity to Cure. Landlord shall in no event be in default in the performance of any of its obligations hereunder unless and until Landlord shall have failed to perform such obligation within thirty (30) days or such additional time as is reasonably required to correct any such default after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. In the event of Landlord’s default, Tenant shall have the right to pursue any remedies available to it at equity or at law. Landlord shall be liable for all reasonable attorney's fees incurred by Tenant as a result of Landlord’s default

ARTICLE VII

Tenant Default and Landlord's Remedies

Section 7.01. Events of Default. Tenant shall be in default hereunder in any of the following events.

A. If Tenant shall fail to pay when due any Base Rent, Additional Rent or other charge required to be paid by Tenant under this Lease and said nonpayment continues for more than five (5) days, if a payment of Base Rent, or ten (10) days, if any other payment, after written notice of nonpayment is received by Tenant from Landlord; or

B. If Tenant shall default in the performance of any of the other obligations and agreements of this Lease, and such default shall not have been remedied within thirty (30) days after written notice of Landlord to Tenant specifying such default and requiring it to be remedied; or

C. If Tenant shall abandon the premises or fail to operate the premises for the use permitted hereunder or leave them vacant for more than thirty (30) consecutive days during this Lease term; or

D. If an execution, attachment, lien or other encumbrance shall be issued against Tenant and its property and such shall not be vacated or removed within sixty (60) days after the issuance thereof.

Section 7.02. Landlord's Option to Terminate. If Tenant becomes in default as defined in Section 7.01, Landlord may terminate this Lease upon written notice to Tenant, in which event all rights of Tenant hereunder shall expire and terminate and Tenant shall surrender the premises on the date of such termination, and Tenant shall remain liable as herein provided.

Section 7.03. Tenant Not Released. In the event of termination of this Lease as provided herein, Tenant shall not be released or discharged but shall remain and continue liable to Landlord in a sum equal to all Base Rent, Additional Rent and other charges due or payable under this Lease through the end of the then existing term of this Lease, and Tenant shall be liable for all damages provided for hereunder and all costs, and reasonable attorney's fees incurred by Landlord as a result of Tenant's default.

Section 7.04. Landlord's Remedies.

A. Re-entry. In the event of termination, Landlord may re-enter the premises using such force as may reasonably be required without being liable for prosecution or damages on account of such re-entry, and may possess and repossess the premises by summary proceedings, ejectment or otherwise. Tenant hereby waives any right to a jury trial in any eviction or forcible entry and detainer proceedings.

B. Repair and Alteration. Landlord may repair or alter the premises as reasonably necessary to render them in tenantable condition.

C. Lease and Release. Landlord may lease or release the premises or any portion thereof for the whole or the remainder of the original Lease term or for a longer period in Landlord's name or as agent for Tenant.

D Damages. Tenant agrees to pay on demand, in addition to all charges hereunder or under Section 7.03, or in the event of termination of this Lease, all expenses of Landlord in attempting to re-lease the premises or parts thereof including advertising, attorney and brokerage fees, and cleaning expenses.

E. Remedies Cumulative. The rights and remedies given to Landlord in this Lease are distinct, separate, and cumulative remedies. The existence of these remedies shall not be deemed to be in exclusion of any other remedies provided at law or in equity. Exercise of any one such remedy shall not be deemed a waiver or such other remedies as may be available.

F. Receipt of Monies Not Waiver. The receipt of rent or other monies by Landlord from Tenant with knowledge of any breach or default on the party of Tenant shall not be deemed a waiver of such default. The receipt of rent or other monies by Landlord from Tenant after termination of this Lease shall not be deemed to reinstate, continue, or extend the term of this Lease or to affect any notice previously provided Tenant or to operate as a waiver of Landlord's right to recover any damages or other amounts due hereunder or possession of the premises.

ARTICLE VIII

Landlord's Right to Cure Tenant's Default

Section 8.01. Right to Cure. If Tenant defaults in the performance of any agreement or obligation under this Lease and fails to cure such default after notice as provided herein, Landlord may, at its option, either before or after any termination of this Lease, and without waiving its claim for damages for such breach, cure such breach on behalf of Tenant. Any amount paid or any liability incurred by Landlord in curing a default of Tenant under this Article shall be deemed paid or incurred on account of Tenant and Tenant shall reimburse Landlord therefor or save Landlord harmless therefrom together with interest thereon at the rate of 18% per annum and in addition, Tenant shall reimburse Landlord for all costs and reasonable attorney's fees incurred in curing a default.

ARTICLE IX

Subordination and Non-Disturbance

Section 9.01 Lease Subordinate to Mortgagees. This Lease and all of the rights of Tenant hereunder are and shall be subject and subordinate in all respects to the lien of any mortgage or mortgages now-existing or hereafter placed on the property in which the premises are located or any portion thereof (except the property and trade fixtures of Tenant) and to any and all renewals, modifications, consolidations, replacements, extensions, or substitutions of any such mortgage or mortgages, provided that the holder thereof agrees that so long as the Tenant shall not be in default under this Lease, Tenant will not be disturbed from its peaceful, quiet enjoyment of the premises.

Section 9.02. Subordination. If any mortgagee shall require a written agreement of subordination, upon request of Landlord, Tenant shall execute, acknowledge and deliver a commercially reasonable agreement, provided the same contains a non-disturbance provision reasonably acceptable to Tenant,.

Section 9.03. Notice to Mortgagees. In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right until it has given sixty (60) days prior written notice of such act or omission with an opportunity to cure to the holder of each superior mortgage whose name and address shall previously have been furnished to Tenant in writing provided, however, that if the act or omission cannot with due diligence be cured within sixty (60) days, as long as Landlord or said Mortgagee commences to cure such act or omission within said 60 day period and proceeds diligently thereafter to cure such act or omission, then Tenant shall have no right to terminate this Lease and provided further that as long as the Mortgagee is diligently proceeding with a mortgage foreclosure action or proceedings or with any judicial action to acquire Landlord's interest in the premises, then Tenant shall have no right to terminate this Lease.

Section 9.04 Attornment. If the holder of a superior mortgage shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a deed in lieu of foreclosure, then at the request of such party so succeeding to Landlord's rights (herein sometimes called successor landlord) and upon such successor landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the terms, covenants, conditions, agreements and provisions, as are set forth in this Lease except that the successor landlord shall not: (i) be liable for any previous act or omission of Landlord under this Lease; (ii) be subject to any offset or defense which shall have theretofore accrued to Tenant against Landlord; or (iii) be bound by any previous modification of this Lease or by any previous prepayment of more than one month's Base Rent and one month's estimated Additional Rent, unless such modification or prepayment shall have been expressly approved in writing by the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of Landlord under this Lease. Notwithstanding any provision of this Lease, the terms of any such mortgage shall govern the disposition of insurance and condemnation proceeds.

ARTICLE X

Casualty Damage and Eminent Domain

Section 10.01. Landlord's Election to Terminate Lease. If the premises, the building, or any part of the premises shall be taken by any exercise of the right of eminent domain or shall be destroyed or damaged by fire or unavoidable casualty or by action of any public or other authority, or shall suffer any direct consequential damage for which Landlord and Tenant, or either of them, shall be entitled to compensation by reason of anything done in pursuance of any public or other authority during this Lease or any extension thereof, then neither Landlord nor Tenant may terminate this Lease and the Base Rent, Additional Rent and other charges due hereunder shall not abate in any way.

Section 10.02. Duty to Restore. Notwithstanding anything to the contrary, in event of any such casualty, Tenant shall be obligated to use diligent and proper efforts to put the premises or the building in proper condition for use and occupation and to restore the Premises to substantially the same condition as existed prior to such casualty, all such restoration to be completed within 180 days of any such casualty.

Section 10.03. Landlord's Entitlement to Damages. Landlord reserves and excepts all rights to damages to said premises and building and the leasehold hereby created, accrued or subsequently accruing by reason of anything lawfully done in pursuance of any public, or other, authority; and by way of confirmation, Tenant grants to Landlord all Tenant's rights to such damages and covenants to execute and deliver such further instruments of assignment thereof as Landlord may from time to time request; provided, however, then Landlord agrees to make such proceeds available to reimburse Tenant for costs incurred by Tenant in restoring the premises.

ARTICLE XI

Limitations of Liability

Section 11.01. Landlord's Liability Limited. Landlord and its agents, employees and contractors shall not be liable for any injury to any person or damage to property due to the building in which premises are located being in need of repair or due to the happening of any accident in or about the premises, or due to any act or neglect of Tenant or of any employee or visitor of Tenant. This provision applies without limitation to injury or damage caused by nature, rain, snow, ice, wind, frost, water, steam, gas, or odors in any form or by the bursting or leaking of windows, doors, walls, ceilings, floors, pipes, gutters, or other fixtures and to damage or injury caused by fixtures, furnishings, equipment and the like situated at the premises whether owned by Tenant or others.

ARTICLE XII

Notice and Waiver

Section 12.01. Written Notice Requested. All notices required to be given under this Lease shall be made in writing; oral notice shall be ineffective for all purposes.

Section 12.02. Delivery of Notice. Written notice shall have been delivered duly served if mailed by Certified Mail, Return Postage Requested, postage prepaid to Tenant at its main address of 82 Main Street, P.O. Box 400, Bar Harbor, Maine 04609 attn: Joseph Murphy, and to Landlord at its address at P.O. Box 99, Mt. Desert, Maine 04660.

Section 12.03. Waiver. No waiver of any default shall be deemed effective unless in writing signed by the party making the waiver. No waiver of any breach, covenant, condition, obligation or duty shall be construed a waiver of any other breach of the same or any other covenant, condition, obligation or duty.

ARTICLE XIII

Amendment, Modification and Renewal

Section 13.01. Writing Required. No amendment, modification, or renewal of this Lease shall be binding unless evidenced by an agreement in writing signed by Landlord and Tenant.

Section 13.02. Hold-over Tenant. If Tenant shall hold over as a Tenant after the expiration of the terms of this Lease, such tenancy shall be deemed to continue on a month-to-month basis and Tenant shall remain fully bound under all terms and conditions of this Lease, provided, however, the rent shall be twice the Base Rent and Additional Rent in effect during the last month of the term hereof. This Section shall not be construed to give Tenant any right to hold over.

ARTICLE XIV

Miscellaneous

Section 14.01. Interpretation. This Lease shall be construed in accordance with the law of the State of Maine. Whenever the context requires, the singular number includes the plural number and vice versa, the masculine gender includes the feminine gender and vice versa, the neuter gender includes the masculine and feminine gender. If Tenant includes more than one person or party, Tenant's obligations shall be joint and several. Time is of the essence in the performance of the terms and conditions of this Lease.

Section 14.02. Captions. Captions of paragraphs of this Lease are solely for convenience and shall not be deemed part of this Lease for any purpose.

Section 14.03. Exhibits. All exhibits attached to this Lease have been initialed by the parties for purposes of identification.

Section 14.04. Partial Invalidity. If any provision of this Lease shall be held invalid or unenforceable, the remaining provisions shall remain valid and enforceable to the fullest extent permitted by law.

Section 14.05. Successors and Assigns; Landlord Liability. The covenants and agreements of Landlord and Tenant shall run with the land and be binding upon and inure to the benefit of them and their respective heirs, executors, administrators, successors and assigns. No covenant or agreement of Landlord shall be binding upon any such heir, executor, administrator, successor, and assign except for defaults occurring during such person’s period of ownership or binding individually upon any fiduciary, shareholder, or beneficiary under any trust. "Landlord" means only the owner or the mortgagee in possession for the time being of the building in which the Premises are located so that in the event of any sale of said building or an assignment of this Lease, Landlord shall be and hereby is entirely released and discharged from any and all further liability and obligations of Landlord hereunder, except any that may have theretofore accrued. Notwithstanding anything to the contrary provided in this Lease, if landlord or any successor in interest of Landlord shall be a mortgagee, or individual, joint venture, tenancy in common, corporation, firm or partnership (general or limited), it is specifically understood and agreed that there shall be absolutely no personal liability on the part of such mortgagee, corporation or such individual or on the part of the members of such firm, partnership or joint venture, or any stockholder, officer, director or trustee of such corporation with respect to any of the terms, covenants and conditions of this Lease, and that Tenant shall look solely to the equity of Landlord or such successor in interest in the Premises for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord or by such successor in interest of any of the terms, covenants and conditions of this Lease to be performed by Landlord, such exculpation of personal liability to be absolute and without any exception whatsoever.

Section 14.06. Recordation. This Lease shall not be recorded. Landlord shall prepare, execute and record a separate memorandum of lease in conformance with Maine law. Nothing in this Lease shall be construed so as to limit or restrict the Tenant or its affiliates from filing a copy of this Lease in its entirety with applicable regulators or in its filings made with the U.S. Securities and Exchange Commission.

Section 14.07. Duplicate Originals. This Lease has been executed in two (2) or more copies, each of which shall be considered an original for all purposes.

Section 14.08. Entire Agreement. This Lease contains the complete and entire agreement of the parties.

Section 14.09. Estoppel Certificate. The Tenant agrees, at any time, and from time to time, upon no less than ten (10) days prior request by Landlord, at Landlord's expense, to execute, acknowledge and deliver to Landlord a statement in writing certifying, if such be the case, that this Lease is unmodified and in full force and effect (or, if there have been modifications, stating the modifications, and that the Lease as modified is in full force and effect), stating the amounts and dates to which the Base Rent and Additional Rent, and other charges have been paid and stating whether or not to the best knowledge of Tenant there exists any default in the performance of any covenant, agreement, term, provision or condition contained in this Lease, and if so specifying each such default, it being intended that any such statement delivered pursuant to this Article may be relied upon by any prospective purchaser of, or any prospective holder of a mortgage upon the premises or by any other property interested party.

Section 14.10. Contingencies. The Tenant’s obligation to perform under this Lease is contingent upon the Tenant receiving all applicable State and Federal regulatory approvals not later than December 30, 2005. Tenant’s obligation to perform under this Lease is also contingent upon the receipt of an inspection report of the premises satisfactory to Tenant, performed at Tenant’s expense by Tenant’s engineer, such report to be completed not later than November 15, 2005.

Section 14.11. Landlord’s Consent. If at any time pursuant to this Lease the Landlord’s consent is required, Landlord covenants and agrees not to unreasonably withhold, delay or condition its consent.

Section 14.12. Notice in the Event of Sale. Landlord agrees that it will advise Tenant in advance if Landlord anticipates selling the premises. In the event of a sale of the premises, any prospective purchaser shall be apprised of the existence of this Lease and Landlord shall transfer the premises subject to the rights of Tenant hereunder, provided this Lease is still in effect.

[Next page is signatures]

IN WITNESS WHEREOF, the parties have executed this Lease Agreement under seal as of the day and year first above-written.

WITNESS:

Landlord:

A. C. Fernald Sons, Inc.

__________________________ By: _____________________________
Name:
Its President

Tenant:

Bar Harbor Bank & Trust

__________________________ By: _____________________________
Robert Fernald
Its President

SCHEDULE A TO LEASE AGREEMENT

A certain lot or parcel, with the buildings thereon, situated in that part of Mount Desert, Hancock County, Maine, known as Somesville, bounded and described as follows, to wit:

Beginning at a bolt on the westerly side of the Route 102 leading from Somesville to Trenton at them northeasterly corner of land conveyed in a deed from B and B Associates to Brian E. Hamor, dated July 12, 1984, recorded in the Hancock County Registry of Deeds, Book 1504, Page 574; thence North 67 degrees 29’ West by and along the northerly line of land of said Brian E. Hamor, one hundred fifty-two and fifty-eight hundredths (152.58) feet to a granite monument; thence North 26 degrees 23’ 40" East by and along remaining land of said A. C. Fernald Sons, Inc., one hundred twenty-seven and eighty-eight hundredths (127.88) feet to a bolt; thence South 64 degrees 35’ 40" East by and along remaining land of said A. C. Fernald Sons, Inc., one hundred twenty-six and two hundredths (126.02) feet to a bolt on the westerly side of said Route 102, said bolt being North 14 degrees 02’ 20" East, one hundred twenty-two and fifty-eight hundredths (122.58) feet from the bolt at the point of beginning; thence continuing the same course (South 64  degrees 35’ 40" East) forty-three and five tenths (43.5) feet, more or less, to the centerline of the traveled way of said Route 102; thence generally southerly by and along said centerline to a point which bears South 67 degrees 29’ East from the point of beginning; thence North 67 degrees 29’ West, forty-three and five tenths (43.5) feet, more or less, to the point of beginning and containing 0.52 acres, more or less.

That portion of the above described contained within the limits of said Route 102 is subject to the rights of the public.

FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement is made with reference to that certain Lease Agreement (the "Lease") made and entered on October 27, 2005, by and between, A. C. Fernald Sons, Inc., a Maine corporation (hereinafter referred to as "Landlord") and Bar Harbor Bank & Trust, a Maine banking corporation (hereinafter referred to as "Tenant").

Whereas, the existing tenant in the premises has prohibited Tenant from being able to undertake its due diligence, and the Landlord and Tenant therefore desire to amend the Lease to accommodate a delay in the commencement date, a shortening of the Initial Term by one month, and the amendment of the time period for Tenant to undertake its due diligence to satisfy its contingencies set forth in Section 14.10 of the Lease.

Now, therefore, the Landlord and Tenant agree as follows:

1. Section 2.01 of the Lease is amended in full to read as follows:

"Section 2.01. Initial Term. The initial term of this Lease shall be for five (5) years and five (5) months, beginning on February 1, 2006, and ending on June 30, 2011 (the "Initial Term"). A "Lease Year" shall be a consecutive twelve (12) month period commencing on January 1 each year during the Initial Term, and, for any Renewal Term, on July 1 of each year."

2. Section 14.10 of the Lease is hereby amended in full to read as follows:

"Section 14.10. Contingencies. The Tenant’s obligation to perform under this Lease is contingent upon the Tenant receiving all applicable State and Federal regulatory approvals not later than December 30, 2005. Tenant’s obligation to perform under this Lease is also contingent upon the receipt of an inspection report of the premises satisfactory to Tenant, performed at Tenant’s expense by Tenant’s engineer, such report to be completed not later than January 15, 2006."

Except as set forth herein, the Lease is not hereby amended or altered.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease Agreement under seal as of the day and year first above-written.

WITNESS:

Landlord:

A. C. Fernald Sons, Inc.

__________________________
By: _____________________________
Name:
Its President

Tenant:

Bar Harbor Bank & Trust

__________________________
By: _____________________________
Its President